UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2015

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, Virginia 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                          Entry into a Material Definitive Agreement.

As previously announced in a Current Report on Form 8-K filed on August 10, 2015, Shenandoah Telecommunications Company, a Virginia corporation (the “Company”), and Gridiron Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated August 10, 2015, providing for the acquisition of NTELOS Holdings Corp., a Delaware corporation (“nTelos”), pursuant to which, at the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into nTelos, with nTelos surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of nTelos (the “nTelos Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding (i) any shares of nTelos Common Stock that are owned by nTelos, the Company or any of their respective subsidiaries and (ii) any shares of nTelos Common Stock that are owned by any nTelos stockholders who are entitled to exercise, and properly exercise, appraisal rights with respect to such shares of nTelos Common Stock pursuant to the General Corporation Law of the State of Delaware) will be cancelled and converted automatically into the right to receive $9.25 per share, without interest.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of nTelos Common Stock, (ii) the approval of the transaction by the Federal Communications Commission (the “FCC”) and applicable state public utility commissions, (iii) the provision of all required notices to applicable state public utility commissions, (iv) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) the absence of any proceeding, order or law enjoining or prohibiting the Merger or the other transactions contemplated by the Merger Agreement, (vi) each party’s material performance of its obligations and compliance with its covenants, (vii) the accuracy of each party’s representations and warranties, subject to customary materiality qualifiers, (viii) the absence of a material adverse effect on nTelos and (ix) the consummation of the Sprint Transactions (as defined below).

The parties have agreed to use their respective reasonable best efforts to obtain all necessary regulatory approvals for the Merger, provided that the Company and its affiliates will not be obligated to agree to divestitures or other restrictions that would reasonably be expected to adversely affect in any material respect the combined business of the Company and nTelos, taken as a whole and after giving effect to the Merger and other transactions contemplated by the Merger Agreement.

Financing

In connection with the financing of the transactions contemplated by the Merger Agreement, the Company has entered into a commitment letter with CoBank, ACB, Royal Bank of Canada and Fifth Third Bank (collectively, the “Lenders”), dated as of August 10, 2015, pursuant to which the Lenders have committed (the “Debt Commitment”) to make available to the Company senior secured credit facilities, including a revolving credit facility and two term loan facilities, under which the Company may borrow up to $960 million. The proceeds of the Debt Commitment will be used to fund the Merger pursuant to the terms of the Merger Agreement, to repay existing debt of nTelos, to pay fees and expenses in connection with the foregoing and for working capital, capital expenditures and other corporate purposes of the Company and its subsidiaries (and following the consummation of the Merger, of nTelos and its subsidiaries). The Debt Commitment is subject to various conditions, including the consummation of the Sprint Transactions (as defined below) and the consummation of the Merger in accordance with the terms and conditions set forth in the Merger Agreement.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains certain termination rights for the Company and nTelos, including termination by either party if the Merger is not consummated by February 29, 2016 (subject to a one-time 120-day extension exercisable by either party).  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including in connection with a change of recommendation of the nTelos board of directors or the acceptance of a superior proposal by the nTelos board of directors, nTelos will pay the Company a termination fee equal to $8.8 million plus reimbursement of up to $2.5 million in fees, costs and expenses incurred by the Company in connection with the Merger. The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, the Company will pay nTelos a termination fee of $25 million or $8.8 million, depending on the specific circumstances, plus reimbursement of up to $2.5 million in fees, costs and expenses incurred by nTelos in connection with the Merger.

The Merger and the Merger Agreement were approved unanimously by the Company’s board of directors and nTelos’s board of directors.

Concurrently with the execution of the Merger Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with funds affiliated with Quadrangle Capital Partners LLP (collectively, the “Quadrangle Stockholders”), which beneficially own approximately 18% of the outstanding shares of nTelos Common Stock.  Pursuant to the terms of the Voting Agreement, the Quadrangle Stockholders have agreed, among other things, to vote all of the Quadrangle Stockholders’ shares of nTelos Common Stock in favor of adopting the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, nTelos or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or nTelos’s public disclosures.

Master Agreement with Sprint

In connection with the execution of the Merger Agreement, Shenandoah Personal Communications, LLC, a Virginia limited liability company and wholly-owned subsidiary of the Company (“SPC”), and SprintCom, Inc., a Kansas corporation and affiliate of Sprint Corporation (“Sprint”), entered into a Master Agreement (the “Master Agreement”) on August 10, 2015. The closing of the transactions contemplated by the Master Agreement (the “Sprint Transactions”) will occur at the same time as, and is conditioned upon the consummation of, the Merger. Pursuant to the Master Agreement, Sprint and SPC agree to, among other things, (i) make certain adjustments in their relationship and obligations to each other with respect to the Company’s wireless communications business, (ii) transfer to Sprint the spectrum licenses granted by the FCC to nTelos that are related to the nTelos service area and that will be obtained by the Company pursuant to the Merger, (iii) transfer to Sprint the customers and underlying customer agreements of nTelos and (iv) transfer to the Company certain leases for Sprint retail stores and the associated employees in the nTelos service area. The Master Agreement provides that Sprint will reduce certain monthly management fees payable by SPC to Sprint by $4.2 million (subject to adjustment) per month until the aggregate monthly reductions equal $251.8 million.  The Master Agreement also provides that Sprint will pay the Company $175 for each postpaid nTelos retail subscriber and $50 for each prepaid nTelos retail subscriber transferred to Sprint.  Sprint will also pay a cash payment to the Company in exchange for the equipment receivables arising from the nTelos customer agreements, which will be paid over a 24-month period, subject to an initial adjustment after 12 months and a final adjustment at the end of the 24-month payment period based on the receivables actually collected.  SPC may be required to make a cash payment of up to $25 million to Sprint based on the number of former nTelos customers successfully converted to the Sprint billing platform in the 180 days following the closing of the Sprint Transactions.

The Company and Sprint are required to use their commercially reasonable efforts to take all actions necessary to consummate the Sprint Transactions, including obtaining all necessary consents from governmental entities. Notwithstanding the foregoing, neither party is required to take any actions (i) to sell, transfer or otherwise encumber or hold separate any of its assets or properties or (ii) that would result in any changes to or other impairment of its ability to own or operate any assets or properties (in each case, a “Regulatory Condition”), unless such Regulatory Condition would not individually or in the aggregate materially adversely affect any such party’s existing or projected business in the nTelos geographic footprint. The Master Agreement provides that, if Sprint is required to divest certain spectrum to obtain any necessary consents from governmental entities, the Company will reimburse Sprint for 50% of the losses incurred by Sprint relating to such divestments, subject to a cap of $7.5 million.

The foregoing summary of the Master Agreement does not purport to be complete and is qualified in its entirety by the full text of the Master Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Affiliate Addendum

In connection with the execution of the Merger Agreement and the Master Agreement, SPC, Sprint and certain of Sprint’s affiliates entered into Addendum XVIII to the Sprint PCS Management Agreement (the “Affiliate Addendum”) on August 10, 2015, which provides for (i) an expansion of the “Shentel Service Area” (as defined in the Sprint PCS Management Agreement) to include the nTelos service area (the “nTelos Expansion Area”), (ii) certain network build out requirements, including upgrading SPC’s network to Sprint’s advanced LTE standards, (iii) modifications to the net service fee, (iv) a five-year extension of the term of the Sprint PCS Management Agreement and (v) certain other amendments to the Sprint PCS Management Agreement and the Sprint PCS Services Agreement.

Pursuant to the Affiliate Addendum, Sprint has also agreed to provide SPC use of spectrum in the 2.5 GHz range in both SPC’s current service area and the nTelos Expansion Area.  SPC agreed to upgrade 250 of its cell sites over the next three years to deploy that spectrum.

SPC and Sprint also agreed that, effective January 1, 2016, the net service fee paid under the Sprint PCS Services Agreement will be reduced from 14% to 8.6%, and certain items that are now part of the net service fee will be settled separately, including commissions paid by Sprint to third party distributors; phone subsidies on phones sold by third party distributors and on Sprint’s website; retail travel (i.e., the use of SPC’s network by Sprint customers); and wholesale (MVNO) usage.  Beginning January 1, 2017, the net service fee may be adjusted annually, up to a cap of 10%.  The cap on the net service fee may be adjusted no more than once annually if either SPC or Sprint believes that the adjustment is more than 1%.

The Affiliate Addendum also makes certain adjustments to the rights of the parties upon termination of the affiliate arrangement, including a provision that Sprint may elect to purchase the SPC network for an amount equal to 90% of “Entire Business Value,” which is defined as the value that would be paid for SPC’s wireless operations by a willing buyer and seller in a change of control transaction.  For purposes of calculating the Entire Business Value, the appraisers would assume that SPC has the continuing right to use the spectrum then in use in the network, as well as the continuing right to use of the Sprint brands.

The foregoing summary of the Affiliate Addendum does not purport to be complete and is qualified in its entirety by the full text of the Affiliate Addendum, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01.                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 10, 2015, by and among Shenandoah Telecommunications Company, Gridiron Merger Sub, Inc. and NTELOS Holdings Corp.†

10.1	Master Agreement, dated as of August 10, 2015, by and between Shenandoah Personal Communications, LLC and SprintCom, Inc.

10.2
Addendum XVIII to Sprint PCS Management Agreement, dated as of August 10, 2015, by and among Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P., Shenandoah Personal Communications, LLC and SprintCom, Inc.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the Company’s business strategy, the Company’s prospects and the Company’s financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “potential,” “projects” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger with NTELOS Holdings Corp. and the transactions with Sprint, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transactions and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the NTELOS Holdings Corp. stockholder approval; the risk that the parties may be unable to obtain governmental and regulatory approvals required for the transactions, or required governmental and regulatory approvals may delay the transactions or result in the imposition of conditions that are not favorable to the Company or that could cause the parties to abandon the transactions; the risk that a condition to closing of the transactions may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the agreements with Sprint; the timing to consummate the transactions; the risk that consents of third parties may not be obtained; the risk that the businesses will not be integrated successfully, including the migration of NTELOS Holdings Corp.’s subscribers; the risk that the cost savings and any other synergies from the transactions may not be fully realized or may take longer to realize than expected; the effect of the announcement of the transactions on the retention of customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties, including in the credit markets; increasing competition in the communications industry; the complex and uncertain regulatory environment in which the parties operate; and other risks, uncertainties and factors discussed or referred to in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, or in the Company’s subsequent filings with the SEC, which filings are available online at www.sec.gov, www.shentel.com or on request to the Company.  All such factors are difficult to predict and are beyond the Company’s control. All forward-looking statements speak only as of the date made, and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

NO OFFER OR SOLICITATION

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Adele M. Skolits
Name:	Adele M. Skolits
Title:	Vice President – Finance and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 10, 2015, by and among Shenandoah Telecommunications Company, Gridiron Merger Sub, Inc. and NTELOS Holdings Corp.†

10.1	Master Agreement, dated as of August 10, 2015, by and between Shenandoah Personal Communications, LLC and SprintCom, Inc.

10.2
Addendum XVIII to Sprint PCS Management Agreement, dated as of August 10, 2015, by and among Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P., Shenandoah Personal Communications, LLC and SprintCom, Inc.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.